Exhibit 21.1

Quest Diagnostics Incorporated (DE)
(Incorporated on December 12, 1990 in Delaware; FEIN No. 16-1387862)
Subsidiaries, Joint Ventures and Affiliates

Company	Registered Alternate Name
100% Quest Diagnostics Holdings Incorporated (DE)
100% Quest Diagnostics International Holding Limited (UK)
100% Quest Diagnostics Holdings Sarl (Luxembourg)
100% Quest Diagnostics Subsidiary Holdings Sarl (Luxembourg)
100% Quest Diagnostics Holdings Ltd. (UK)
100% ExamOne Canada, Inc. (New Brunswick)
100% Quest Diagnostics Brasil Holdings Ltd. (UK)
100% Quest Diagnostics Testes Forenses do Brasil Ltda. (Brazil)
99.9% Quest Diagnostics HTAS India Private Limited (India) (0.1% Quest Diagnostics Subsidiary Holdings SARL)
100% Quest Diagnostics of Puerto Rico, Inc. (PR)
100% Quest Diagnostics do Brasil Ltda. (Brazil)
100% Quest Diagnostics Ireland Limited (Ireland)
100% Quest Diagnostics Subsidiary Holdings Ltd. (UK)
40% Q Squared Solutions Holdings Limited (UK)
100% Quest Diagnostics (Shanghai) Co., Ltd. (China)
100% Quest Diagnostics Clinical Laboratories, Inc. (DE)	Advanced Toxicology Network Smithkline Beecham Clinical Laboratories
100% LabOne, LLC (MO)	LabOne, Inc. of Kansas Quest Diagnostics
100% ExamOne World Wide, Inc. (PA)
100% ExamOne LLC (DE)
100% ExamOne World Wide of NJ, Inc. (NJ)
51% DGXWMT JV, LLC (DE)
100% LabOne of Ohio, Inc. (DE)	Quest Diagnostics LabOne
(44%) Mid America Clinical Laboratories (IN)
(51%) Diagnostic Laboratory of Oklahoma LLC (OK)
(70%) Quest Diagnostics Domestic Holder LLC (DE) (30% Focus Diagnostics, Inc. (DE))
40% Q Squared Solutions Holdings, LLC (DE)
100% Quest Diagnostics International LLC (DE)

100% Quest Diagnostics Incorporated (MD)
100% Diagnostic Reference Services Inc. (MD)
100% Pathology Building Partnership (MD) (gen. ptnrshp.)

100% Quest Diagnostics Incorporated (MI)	Quest Diagnostics Incorporated

Exhibit 21.1

100% Quest Diagnostics India Private Limited (India)
100% Quest Diagnostics Infectious Disease, Inc. (DE)	Focus/MRL, Inc. Quest Diagnostics
(30%) Quest Diagnostics Domestic Holder LLC (DE) (70% Quest Diagnostics Clinical Laboratories, Inc. (DE))

100% Quest Diagnostics Investments LLC (DE)

100% Quest Diagnostics LLC (IL)	Quest Diagnostics LLC

100% Quest Diagnostics LLC (MA)	Quest Diagnostics LLC
81.1% Quest Diagnostics Massachusetts LLC (MA)

100% Quest Diagnostics LLC (CT)

100% Quest Diagnostics Mexico Holding Company Trust (Mexico)
100% Quest Diagnostics Mexico, S de RL de CV (Mexico)
100% Quest Diagnostics Terracotta LLC (DE)

100% Quest Diagnostics Nichols Institute (CA)	Nichols Institute

100% Quest Diagnostics of Pennsylvania Inc. (DE)
51% Quest Diagnostics Venture LLC (PA)
53.5% Associated Clinical Laboratories of Pennsylvania, L.L.C. (PA)
1% Associated Clinical Laboratories, L.P. (PA)
52.97% Associated Clinical Laboratories, L.P. (PA)

100% Quest Diagnostics Receivables Inc. (DE)

100% Quest Diagnostics Turquoise LLC (DE)

100 % Quest Diagnostics Ventures LLC (DE)

100% Athena Diagnostics, Inc. (DE)

100% American Medical Laboratories, Incorporated (DE)
100% Quest Diagnostics Nichols Institute, Inc. (VA)	Nichols Institute
100% Quest Diagnostics Incorporated (NV)	Quest Diagnostics Incorporated of Nevada

100% Clearpoint Diagnostic Laboratories, LLC (TN)	Clearpoint Diagnostic Laboratories

100% Cleveland HeartLab, Inc. (DE)	Cleveland HeartLab Services, Inc.

100% Med Fusion, LLC (TN)	med fusion med fusion clin-trials med fusion clin-labs

100% MetWest Inc. (DE)	Quest Diagnostics Incorporated
49% Sonora Quest Laboratories LLC (AZ)

100% Nomad Massachusetts, Inc. (MA)
100% Laboratorio de Analisis Biomedicos, S.A. (Mexico)

Exhibit 21.1

100% Spectrum Holding Company, Inc. (DE)
100% Solstas Lab Partners Group, LLC (NC)	Solstas Lab - Birmingham Solstas Lab - FD Molecular Solstas Lab - Federal Drive Solstas Lab - Mendenhall Oaks Solstas Lab Partners Solstas Lab - Trustee’s Tower Professional Building
100% Solstas Lab Partners, LLC (VA)
100% Summit Health, Inc. (MI)	Quest Diagnostics Incorporated Retail Health Network Summit Health Independent Clinical Laboratories

100% Unilab Corporation (DE)	Quest Diagnostics

100% AmeriPath, Inc. (DE)
100% AmeriPath Cincinnati, Inc. (OH)	Richfield Laboratory of Dermatopathology
100% AmeriPath Cleveland, Inc. (OH)	AmeriPath GI Institute Dermpath Diagnostics
100% AmeriPath Consolidated Labs, Inc. (FL)
100% AmeriPath Florida, LLC (DE)
AmeriPath Central Florida
AmeriPath Northeast
   Florida
AmeriPath Southwest
   Florida
Bay Area
   Dermatopathology
Dermpath Diagnostics
Dermpath Diagnostics
   Bay Area
Institute for
   Immunofluorescence
Institute for Podiatric
   Pathology

100% AmeriPath Hospital Services Florida, LLC (DE)
100% AmeriPath Kentucky, Inc. (KY)
100% AmeriPath Lubbock 5.01(a) Corporation (TX)	AmeriPath Southwest Texas
100% AmeriPath Lubbock Outpatient 5.01(a) Corporation (TX)	AmeriPath Marketing USA, Inc.
100% AmeriPath New York, LLC (DE)
AmeriPath Gastrointestinal Diagnostics
AmeriPath Northeast
Dermpath Diagnostics
Dermpath Diagnostics
   NE-Braintree
Ackerman Academy of Dermatopathology
Dermpath Diagnostics
   New York
Dermpath Diagnostics
   New England

100% AmeriPath PAT 5.01(a) Corporation (TX)
100% AmeriPath Pittsburgh, Inc. (PA)	Dermpath Diagnostics The Dermatopathology Laboratory

Exhibit 21.1

100% AmeriPath Texarkana 5.01(a) Corporation (TX)	AmeriPath Chappell Joyce Pathology Chappell Joyce Pathology
100% AmeriPath Texas Inc. (DE)
100% AmeriPath Tucson, Inc. (AZ)
100% Arlington Pathology Association 5.01(a) Corporation (TX)
100% Consolidated DermPath, Inc. (DE)
100% DFW 5.01(a) Corporation (TX)	AmeriPath North Texas AmeriPath Dallas AmeriPath DFW 5.01(a) Corporation
100% Diagnostic Pathology Services, Inc. (OK)	Dermpath Diagnostics
100% Kailash B. Sharma, M.D., Inc. (GA)
100% Institute for Dermatopathology, Inc. (PA)	Dermpath Diagnostics
100% NAPA 5.01(a) Corporation (TX)
100% Nuclear Medicine and Pathology Associates (GA)
100% Ocmulgee Medical Pathology Association, Inc. (GA)	AmeriPath Georgia Gastrointestinal Diagnostics Dermpath Diagnostics
100% Specialty Laboratories, Inc. (CA)	Quest Diagnostics Nichols Institute of Valencia, Inc.
100% TXAR 5.01(a) Corporation (TX)
Additional Entities Consolidated for Accounting Purposes	Registered Alternate Name
A. Bernard Ackerman, M.D. Dermatopathology, PC (NY)
AmeriPath Indianapolis, P.C. (IN)	AmeriPath Indianapolis, PSC Dermpath Diagnostics
AmeriPath Milwaukee, S.C. (WI)
Colorado Pathology Consultants, P.C. (CO)	AmeriPath Colorado Dermpath Diagnostics
Dermatopathology of Wisconsin, S.C. (WI)
Kilpatrick Pathology, P.A. (NC)
Diamond Occupational Health Services, P.S.C. (PR)
Southwest Diagnostic Laboratories, P.C. (CO)
St. Luke’s Pathology Associates, P.A. (KS)	AmeriPath Kansas City

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